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                                  Exhibit 10.1


                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This agreement ("Agreement") is made as of the date on which the last of the parties to this Agreement executes it, as shown on the final page of this Agreement, ("Agreement Date") at Bakersfield, California, among Venture Out RV Centers, Inc., a California corporation ("Buyer"), and Holiday RV Superstores West, Inc. a California corporation, ("Seller") and for the purpose of making certain representations and warranties, Holiday RV Superstores, Inc., a Delaware corporation ("Parent").

                                    RECITALS

         A. Seller is the owner and operator of a recreational vehicle sales and service business ("Business") located at 2701 Auto Mall Drive in Bakersfield, California ("Premises") and currently does business under the name "Recreation USA".

         B. Buyer wishes to buy and Seller wishes to sell to Buyer certain of the assets of the Business.

         C. Parent owns all of the issued and outstanding stock of Seller.

                     ARTICLE 1: PURCHASE AND SALE OF ASSETS

         1.1. Subject to the terms and conditions set forth in this Agreement, Seller will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will purchase from Seller, those assets of the Business described on Exhibit A to this Agreement (collectively "Assets").

         1.2. Buyer agrees to pay to Seller as consideration for the transfer of the Assets the aggregate amount of the following ("Purchase Price"):

                  1.2.1.   $775,000; plus

                  1.2.2. The invoice price plus freight plus outstanding RO's (PAC not included) of all new vehicle inventory as of the Closing Date (defined in Section 8.1), net of floorplan notes outstanding. Inventory transferred from Seller's Roseville dealership will be excluded; plus

                  1.2.3 The book value of all used vehicle inventory (PAC not included) as of the Closing Date at the total amount shown on Schedule A-1 as adjusted pursuant to the provision of Section 4.5 net of floorplan notes outstanding; plus

                  1.2.4. The book value of all Parts and Accessory Inventory as of the 11/30/02 physical inventory (adjusted to actual inventory as of the Closing Date) valued as follows: if less than 361 days old, then at 100% of original invoice cost; if less than 721 days old but greater than 360 days old, then at 50% of original invoice; if greater than 720 days old then at 10% of original invoice. Special order parts will be valued at 100% of


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original invoice if less than 91 days old, those over 90 days, valued at 10% of original invoice. Inventory transferred from Seller's Roseville dealership will be excluded; plus

                  1.2.5. The book value (net of all depreciation) of the Fixed assets of Seller as shown on Seller's October 31, 2002 balance sheet.

                  1.2.6. The assumption of selected Seller's obligations as set forth on Exhibit D.

                  1.2.7. An adjustment for outstanding customer deposits, utility deposits, proration of Premises rent, Premises security deposit (less November rent), proration of real property taxes and utility charges.

         1.3.     The Purchase Price shall be paid as follows:

                  1.3.1. Within two business days from the Agreement Date, Buyer shall deposit with Commercial Escrow Services, 3478 Buskirk Avenue, suite 1032, Pleasant Hill, Ca., 94523 ("Escrow Holder") as a credit to the Purchase Price $100,000 ("Deposit"),

                  1.3.2.   At closing, the Purchase Price less the Deposit,

         1.4. Buyer will assume liability only for those obligations and equipment leases listed in Exhibit D. It is expressly understood and agreed that Buyer will not be liable for any of the obligations or liabilities of Seller of any kind other than those listed on Exhibit D.

         1.5 Seller will pay all sales and use taxes arising from the transfer of the Assets and will pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes attributable to the Assets or the Business. Buyer will not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date.

                   ARTICLE 2: WARRANTIES OF SELLER AND PARENT

Seller and Parent, jointly and severally warrant that:

         2.1. Seller is a corporation duly organized, validly existing, and in good standing under the laws of California. Parent is duly organized, validly existing, and in good standing under the laws of Delaware.

         2.2. Seller has previously delivered to Buyer financial statements ("Financial Statements") for the Business for fiscal years 2000, 2001 and the first eleven months of 2002. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently followed by Seller throughout the periods covered by the Financial Statements and fairly present the financial position of the Business as of the respective dates of the Financial Statements and the results of the Business's operations for the respective periods indicated.

         2.3 There has not been any change in the financial condition or operations of the Business as reflected in the Financial Statements, except changes in the ordinary course of business, which have not in the aggregate been materially adverse.

         2.4 Since September 30,2002, the last date of the Financial Statement for the


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first eleven months of the 2002 fiscal year of the Seller, there has not been with respect to the Business any:

                  (1) Transaction by Seller except in the ordinary course of business as conducted on that date;

                  (2)      Capital expenditure by Seller exceeding $500;

                  (3) Destruction, damage, or loss of any asset of Seller (insured or uninsured) that materially and adversely affects the financial condition, business, or prospects of Seller.

                  (4) Increase in the salary or other compensation payable or to become payable by Seller to any of the Employees (defined in Section 2.10).

                  (5) Sale or transfer of any asset of Seller, except in the ordinary course of business;

                  (6) Amendment or termination of any contract, agreement, or license affecting the Business to which Seller is a party, except in the ordinary course of business;

                  (7)      Mortgage, pledge, or other encumbrance of any Asset;

                  (8) Commencement or notice or threat of commencement of any civil litigation, including any bankruptcy or insolvency proceeding, or any governmental proceeding against or investigation of Seller or Parent or the affairs of either of them;

                  (9) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (10) Agreement by Seller to do any of the things described in the preceding clauses (1) through (9); or

                  (11) Other event or condition of any character that has or might reasonably have a material adverse effect on the Business or the ability of Seller to perform its obligations under this Agreement.

         2.5. Within the times and in the manner prescribed by law, Seller has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes about taxes of any nature payable by Seller.

         2.6. The obligations of Seller listed on Exhibit D are all of the outstanding and unpaid obligations of Seller.

         2.7 Seller has not received notice of the commencement of, any proceeding that would affect the present zoning classification of the Premises.

         2.8. Seller has not installed or caused to be installed any underground storage tanks on the Premises, any asbestos-containing materials in or about the Premises, nor equipment containing PCBs.

         2.9. All the Assets are free and clear of restrictions on or conditions to transfer or assignment, and of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) the lien of Seller's "flooring" lender on new and used vehicle inventory and (2) the lien of current


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taxes not yet due and payable. Seller is not in default or in arrears in any material respect under any lease. All real property and tangible personal property of Seller are in good operating condition and repair, ordinary wear and tear excepted.

         2.10. Exhibit E to this Agreement is a list of all employees ("Employees") employed by Seller exclusively for purposes of operating the Business. None of the Employees is covered by a collective bargaining agreement or employed pursuant to any employment contract, written or oral. All Employees may be terminated "at will" of Seller. Seller has paid all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which any Employee is entitled. There is no pending or, to Seller's knowledge, threatened labor organizing activity, labor dispute, strike, or work stoppage affecting the Business. Seller has complied with all applicable laws for each of their respective employee benefit plans, including the provisions of the Employee Retirement Income Security Act (ERISA) if and to the extent applicable. There are no threatened or pending claims by or on behalf of any such benefit plan, or any employee covered under any such plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to Seller's knowledge, any basis for such a claim. Seller has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any absolute or contingent obligation of Buyer to make any payment to any present or former employee following termination of employment.

         2.11. Except for certain manufacturer and dealer sales agreements listed on Exhibit F ("Sales Agreements"), Seller is not a party to any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement. There is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these Sales Agreements. Seller has not received notice that any party to any of these Sales Agreements intends to cancel or terminate any of these Manufacturer/Dealer Sales.

         2.12. Seller has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting the Business or Assets; and to the best of the knowledge of the Seller, there are no such violations.

         2.13. There is no pending, or, to the best knowledge of Seller, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Seller or the Business. Neither Parent or Seller is contemplating or presently subject to any Federal Bankruptcy or state insolvency proceeding.

         2.14. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Seller or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Seller, is a party or by which it or the property is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller; or (4) the creation or imposition of any lien, charge, or


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encumbrance on any of the properties of Seller.

         2.15. Seller has the right, power, legal capacity, and authority to enter into and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than Seller are necessary in connection with it. The execution and delivery of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller and Parent.

         2.16. None of the warranties and representations made by Seller and Parent, or made in any certificate or memorandum furnished or to be furnished by Seller or Parent or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

                         ARTICLE 3: BUYER'S WARRANTIES

Buyer warrants that:

         3.1 Buyer is a corporation duly organized, existing, and in good standing under the laws of California. The execution and delivery of this Agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

         3.2 Except for Buyer obtaining a license from the California Department of Motor Vehicles ("DMV"), no consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

                 ARTICLE 4: SELLER'S OBLIGATIONS BEFORE CLOSING

         4.1 Seller and Parent warrant that from the date of this Agreement until the Closing:

                  4.1.1. Seller will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the Business that may reasonably be requested.

                  4.1.2 Seller will conduct the Business diligently and in substantially the same manner as it previously have been conducted.

                  4.1.3 Seller will use its best efforts to preserve the Business intact, to keep available to Seller its present employees, and to preserve its present relationships with suppliers, manufacturers, customers, and others having business relationships with it.

                  4.1.4. Seller will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of the Businesses.

                  4.1.5 Seller will not do, or agree to do, either of the following acts: (1) make any change in compensation payable or to become payable by it to any Employee or (2) make any change in benefits payable to any Employee under any bonus or pension


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plan or other contract or commitment.

                  4.1.6. Seller will not, without Buyer's written consent, do or agree to do any of the following acts:

                           4.1.6.1. Enter into any contract, commitment, or
transaction not in the usual course of its business;

                           4.1.6.2. Make any capital expenditures in excess of
$500 for any single item or $1000 in the aggregate, or enter into any leases of capital equipment or property;

                           4.1.6.3  Sell or dispose of any capital assets with
a net book value exceeding $500, individually, or $1,000 in the aggregate;

                           4.1.6.4. Modify, amend, cancel, assign or terminate
any of its Sales Agreements, or agree to do any of those acts.

         4.2. All warranties and representations of Seller and Parent will also be true and correct as of the Closing Date as if made on that date.

         4.3. Seller shall deliver to Buyer within two days from the Agreement Date insurance loss runs for "open lot", casualty, "garage keepers" and workmen's compensation for the calendar years 1999, 2000, 2001 and 2002;

         4.4. On the day preceding the Closing Date, Seller shall terminate the employment of all the Employees and pay to the Employees all salaries, accrued vacation, and other benefits to which they or any of them may be entitled as of and through the date of termination and pay any and all amounts due, as of the date of and through the date of termination for all federal, state and local employment and withholding taxes.

         4.5. Seller shall notify Buyer of the values it has assigned to any used vehicles it intends to acquire prior to Closing. Buyer shall have 24 hours from notice of the proposed value to approve or disapprove the proposed value. If Buyer disapproves, Seller may complete the acquisition but Buyer shall only be obligated to pay to Seller the value determined by Buyer. Buyer's failure to approve or disapprove within the time period stated shall be deemed approval.

         4.6 Seller and Parent shall deliver to Buyer by November 27, 2002, copies of the resolutions of the Boards of Directors of both Seller and Parent, certified by the Secretary of each of Seller and Parent as true and accurate copies of each such resolution, authorizing each of Seller and Parent to enter into and consummate this Agreement and to authorize their respective officers to do any and all acts on behalf of each of them to consummate the transaction contemplated by this Agreement in accordance with the terms of this Agreement. Such corporate resolutions shall be substantially in the form of Exhibits G-1 and G-2 attached hereto.

                    ARTICLE 5: BUYER'S OBLIGATIONS BEFORE CLOSING

         5.1. Unless and until the closing has been consummated and except as may be necessary for Buyer to obtain acquisition and floor plan, financing, assignment of the Sales Agreements, permits and insurance, Buyer will hold in strict confidence all data and information with respect to the business of Seller obtained in connection with this


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transaction or Agreement.

         5.2 Buyer will furnish any resale certificate or other documents reasonably requested by Seller to comply with the provisions of the sales and use tax laws of the State of California.

         5.3. Buyer will have given notice, in compliance with Division 6 of the California Commercial Code, of the bulk transfer contemplated by this Agreement. Seller will furnish Buyer with the information necessary to prepare this notice, including all names and business addresses used by it within the last three years and the location of all the assets to be transferred under this Agreement, at least 15 days before the Closing Date.

             ARTICLE 6: CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the dates stated, of all the conditions set out below in this Article 6. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller is in default of any of their representations, warranties, or covenants under this Agreement.

         6.1 Buyer's approval by November 22, 2002, of the used vehicle inventory values shown on Exhibit A-1.

         6.2. Seller furnishing to Buyer by Closing, evidence satisfactory to Buyer in its reasonable discretion that all Seller's creditors and other parties whose consent to the sale of the Business and Assets that must be obtained by Seller have been obtained.

         6.3 Buyer's approval by November 22, 2002, which approval may be given or withheld in its sole discretion, of its "due diligence" review of the Business and the Assets.

         6.4. Buyer obtaining on or before Closing a license from the DMV to operate the Business. Buyer shall exercise its best efforts to obtain such license.

         6.5. Except as otherwise permitted by this Agreement, all warranties and representations by Parent and Seller in this Agreement, or in any written statement that will be delivered to Buyer by any of them under this Agreement, must be true on the Closing Date as though made at that time.

         6.6. On or before the Closing Date, Seller will have performed, satisfied, and complied with all covenants, agreements, and conditions required of any of them by this Agreement.

         6.7. During the period from the date of this Agreement to the Closing Date, there will not have been any material adverse change in the financial condition or the results of operations of the Business and Seller will not have sustained any material loss or damage to its insured or uninsured assets that materially affects its ability to conduct the Business.

         6.8 No action, suit, or proceeding before any court or any governmental body


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or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, will have been instituted or threatened on or before the Closing Date.

         6.9. Seller has furnished to Buyer corporation tax clearance certificates as of a date not more than 30 days before the Closing Date from the California Franchise Tax Board for Seller.

         6.10. Seller has furnished to Buyer a Certificate of Release from the California Employment Development Department stating that, as of a date not more than 30 days before the Closing Date, no contributions, interest, or penalties are due to the Employment Development Department from Seller.

         6.11. Seller furnishing to Buyer estoppels, in the form attached hereto as Exhibit H, executed by each of the employees of Seller and dated no earlier than two days prior to Closing.

         6.12. Seller will furnish to Buyer a clearance certificate from the California Board of Equalization and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Seller accruing before the Closing Date have been fully satisfied or provided for.

         6.13. All necessary agreements and consents of any parties to the consummation of the transactions contemplated in this Agreement, or otherwise pertaining to the matters covered by it, will have been obtained by Seller and delivered to Buyer.

         6.14. The form and substance of all certificates, instruments and other documents delivered to Buyer under this Agreement must be satisfactory in all reasonable respects to Buyer and its counsel.

         6.15. Buyer has approved the valuations of used vehicles acquired by Seller after the inventory date.

            ARTICLE 7: CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before closing, of all the following conditions. Seller may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition constitutes a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this Agreement.

         7.1. All warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement must be true on and as of the Closing Date as though such warranties were made on and as of that date.

         7.2. Buyer will have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

         7.3. The board of directors of Buyer has duly authorized and approved the execution and delivery of this Agreement and all corporate actions necessary or proper to fulfill the Buyer's obligations to be performed under this Agreement on or before the Closing Date.


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         7.4.     No action, suit, or proceeding before any court or any
governmental body or authority, pertaining to the transaction contemplated in this Agreement or to its consummation, will have been instituted or threatened on or before the Closing Date.

                             ARTICLE 8: THE CLOSING

         8.1 The transfer of the Assets by Seller to Buyer (the Closing) will take place at the offices of Seller at 2701 Auto Mall Drive, Bakersfield, California, 9 AM local time, on November 27, 2002, or at such other time and place as the parties may agree to in writing (the Closing Date).

         8.2. At the closing, Seller must deliver or cause to be delivered to Buyer:

                  8.2.1. Assignment of Seller's leasehold estate in the Premises which assignment shall be properly executed and acknowledged by Seller, and accompanied by the consent of the Premises lessor;

                  8.2.2. Instruments of assignment and transfer of all other Assets sufficient to transfer good title to Buyer including but not limited to certificates of title to used vehicles and manufacturers statement of origin of new vehicles.

                  8.2.3.   Assignment of Sales Agreements.

         8.3. Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

         8.4. Seller at any time before or after the Closing Date, will execute, acknowledge, and deliver any further bills of sale, deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred under this Agreement.

         8.5. At the Closing, Buyer must deliver to Seller the following instruments and documents:

                  8.5.1.   The Purchase Price, including the Deposit.

                  8.5.2. A release of Seller's obligations under the Premises Lease executed by the Landlord under the Premises Lease

                  ARTICLE 9: SELLER' OBLIGATIONS AFTER CLOSE

         9.1. Seller will indemnify, defend, and hold harmless Buyer against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees, that Buyer will incur or suffer (i) that arise from any breach of, or failure by Seller to (i) perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller under this Agreement, (ii) by reason of any person(s) attempting to


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collect or collecting from Buyer any obligations, other than those expressly assumed by Buyer in this Agreement, owed by or alleged to be owed by Seller to such person(s) or (iii) by reason of any acts or omissions of Seller occurring prior to the Closing Date. Buyer will promptly notify Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply, and will give it a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If, within a reasonable time after this notice, Seller fails to defend, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of Seller. If the claim is one that cannot by its nature be defended solely by Seller (including any federal or state tax proceeding), Buyer will make available all information and assistance that Seller may reasonably request.

         9.2. None of Parent, Seller or any other entity in which Parent or Seller has a controlling interest will, at any time within the two-year period immediately following the Closing Date, directly or indirectly engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in the counties of Kern, Los Angeles (other than Carson, California), San Luis Obispo, Santa Barbara, Ventura and Kings California, that is the same as, similar to, or competitive with the Business (or any successor or successors of either) in any of these counties or cities as long as Buyer (or any successor) engages in the activity in such county or city. The parties intend that the covenant contained in the preceding portion of this section be construed as a series of separate covenants, one for each county and city specified. Except for geographic coverage, each such separate covenant will be considered identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants included in this paragraph, the unenforceable covenant will be considered eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         9.3 The parties acknowledge that the Seller has warranted certain of its sold vehicles, labor and/or parts and accessories it has furnished to its customers at or prior to Closing. Further, the parties acknowledge that the Seller has sold recreational vehicles which carry a manufacturer's warranty. The obligation of the parties as to the cost of complying with such warranties subsequent to closing are as follows:

                  9.3.1. Seller's Warranty Work: After the Date of Closing, Seller shall remain responsible for the cost of any claims made by its customers under warranties granted by the Seller to its customers at or prior to the Date of Closing. Subsequent to the Date of Closing, Buyer shall notify Seller, in writing, that such warranty claims have been raised by customer and Seller shall have the option of supplying the labor and materials under such warranties or authorizing the Buyer, in writing, to perform such warranty work, in which event, Seller shall pay Buyer upon demand for the cost of such work. As used herein, the cost of such work to be charged to the Seller by the Buyer, shall mean the cost to the Buyer at its internal cost rate at ninety Dollars ($90.00) per


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
hour plus internal parts at internal parts cost needed to complete the job;

                  9.3.2. Manufacturers' Recalls: Buyer shall be responsible for warranty work arising subsequent to the Date of Closing that is direct to be made by manufacturers of recreational vehicles which were sold by Seller at or prior to the date of closing. Manufacturers' recall warranty work as provided for herein shall be done by the Buyer at Buyer's expense subject to Buyer's reimbursement by the manufacturer;

                  9.3.3.   Other Warranty Work: Manufacturer Directed Warranty
Work: if, subsequent to closing, Buyer is required by a manufacturer to do warranty work on recreational vehicles sold by the Seller at or prior to the date of closing, then the same shall be done by Buyer, at Buyer's expense, subject to reimbursement by the manufacturer;

                 ARTICLE 10: BUYER'S OBLIGATIONS AFTER CLOSING

         10.1 Buyer will indemnify and hold harmless Seller against, and in respect of, claims, losses, expenses, costs, obligations, and liabilities Seller may incur by reason of Buyer's breach of or failure to perform any of its warranties or commitments in this Agreement, or by reason of any act or omission of Buyer after the Closing Date, that constitutes a breach or default under, or a failure to perform, any obligation or liability of Seller under the Premises Lease or any equipment lease which Buyer expressly assumes.

                               ARTICLE 11: COSTS

         11.1. Each party warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Seller and Buyer each indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

         11.2. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated in this Agreement.

                              ARTICLE 12: REMEDIES

         12.1. Buyer recognizes that the Assets will be removed from the market during the existence of this Agreement. Buyer acknowledges that if Buyer fails to purchase the property by reason of a default on the part of Buyer hereunder, Seller shall be entitled to compensation for the detriment resulting from the removal of the Assets from the market. The parties hereto agree that the damages that Seller shall sustain as a result of such failure will be substantial, but will be extremely difficult and impracticable to ascertain. Therefore, the parties agree that if Buyer fails to purchase the Asset by reason of a default on the part of Buyer, Seller shall be entitled, as Seller's sole and exclusive remedy, to recover and retain the Deposit. This sum shall be paid and received as liquidated


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
damages and not as a penalty. Both parties acknowledge and agree that said amount is presently a reasonable estimate of Seller's damages considering all of the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to seller that reasonably could be anticipated and the anticipation that proof of actual damages would be impractical or extremely difficult. In placing their initials at the places provided, each party specifically confirms the accuracy of the statements made above. Both parties agree that this sum stated as liquidated damages shall be in lieu of any other monetary and/or equitable relief to which seller might otherwise be entitled by virtue of this Agreement by operation of law and/or equity.

---------------------------------           -----------------------------------
           BUYER                                           SELLER
         (INITIALS)                                      (INITIALS)

         12.2. Seller's obligation under this Agreement is unique. If Seller should default in its obligations under this Agreement, it acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the Buyer, in addition to any other available rights or remedies, may sue in equity for specific performance, and Seller expressly waives the defense that a remedy in damages will be adequate.

         12.3. If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

                     ARTICLE 13: MISCELLANEOUS PROVISIONS

         13.1. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and will not affect the construction or interpretation of any of its provisions.

         13.2     Unless the context clearly requires otherwise:

                  13.2.1. Plural and singular numbers will each be considered to include the other;

                  13.2.2. The masculine, feminine, and neuter genders will each be considered to include the others;

                  13.2.3. "Shall," "will," "must," "agree," and "covenants" are each mandatory;

                  13.2.4.  "May" is permissive;

                  13.2.5.  "Or" is not exclusive; and

                  13.2.6.  "Includes" and "including" are not limiting.

         13.3. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         13.4. This Agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

         13.5. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns; nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement; and no provision will give any third persons any right of subrogation or action against any party to this Agreement.

         13.6. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns, provided that Buyer may not assign any of its rights under this Agreement except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary will relieve Buyer of any of its obligations or duties under this Agreement.

         13.7. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, will survive the Closing.

         13.8 All notices and demands shall be given in writing by personal service, by facsimile, or by certified mail, postage prepaid and return receipt requested, or by Federal Express, Express Mail, or any other commercial delivery service which guarantees overnight delivery (an "Overnight Service"). Notices and payments required hereunder, shall be considered given when received whether by personal service, facsimile, United States mail, or Overnight Service. Notices shall be addressed as appears below for the respective parties, provided that if any party gives notice of a change in name or address, notices to the giver of such notice shall thereafter be given as demanded in such notice:

         Buyer:
         Venture Out RV Centers, Inc.
         177 Post Street
         Suite 910, San Francisco, Ca. 94108
         Tel No:  415-362-3660
         Fax No.: 415-362-3663

         Seller:
         Holiday RV Superstores West, Inc.
         100 Tri-State International Drive
         Suite 115
         Lincolnshire, Ill. 60069
         Attn: Marcus Lemonis
         Tel No.: 847-948-1684
         Fax. No. 847-948-1687

         Parent:
         Holiday RV Superstores, Inc
         100 Tri-State International Drive
         Suite 115
         Lincolnshire, Ill. 60069
         Attn: Marcus Lemonis
         Tel No.: 847-948-1684
         Fax. No. 847-948-1687

         13.9 This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

         13.10. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


Dated. November 22, 2002            Venture Out RV Centers, Inc.
                                    A California corporation

                                    By:
                                       ----------------------------------------
                                    Its: President


Dated. November 22, 2002            Holiday RV Superstores West, Inc
                                    A California corporation

                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


Dated. November 22, 2002            Holiday RV Superstores, Inc.

                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


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